Exhibit 99.1

Jeff Hansen

Investor Relations

Marriott Vacations Worldwide Corporation

407.206.6149

Jeff.Hansen@mvwc.com

Ed Kinney

Corporate Communications

Marriott Vacations Worldwide Corporation

407.206.6278

Ed.Kinney@mvwc.com

Marriott Vacations Worldwide Reports Second Quarter 2015 Financial Results

ORLANDO, Fla. – July 23, 2015 – Marriott Vacations Worldwide Corporation (NYSE: VAC) today reported second quarter 2015 financial results and provided updated guidance for the full year 2015.

Second quarter 2015 highlights:

•	Adjusted fully diluted earnings per share (EPS) increased to $0.91, up 4.6 percent from $0.87 in the second quarter of 2014.

•	Adjusted EBITDA totaled $57.7 million, an increase of $1.0 million, or 2 percent, year-over-year.

•	North America contract sales were $150.6 million, up 3.4 percent year-over-year.

•	North America tours increased 1.2 percent year-over-year.

•	North America volume per guest (VPG) increased 0.6 percent year-over-year to $3,404.

•	Company adjusted development margin was 21.0 percent and North America adjusted development margin was 23.0 percent.

•	The company completed the sale of its undeveloped land in Kauai, Hawaii, for gross cash proceeds of $20 million.

•	During the second quarter of 2015, the company repurchased $15 million of its common stock, bringing total 2015 repurchases through the end of the second quarter to $66.2 million.

•	Subsequent to the end of the second quarter, the company purchased 71 units in The Mayflower Hotel, Autograph Collection in Washington, D.C.

Second quarter 2015 net income was $34.0 million, or $1.05 diluted EPS, compared to net income of $35.3 million, or $1.00 diluted EPS, in the second quarter of 2014. Company development margin was 21.3 percent and North America development margin was 23.6 percent in the second quarter of 2015.

Non-GAAP financial measures such as adjusted EBITDA, adjusted net income, adjusted earnings per share and adjusted development margin are reconciled and adjustments are shown and described in further detail on pages A-1 through A-19 of the Financial Schedules that follow.

“We’re pleased with our solid second quarter financial results, delivering nearly $58 million of Adjusted EBITDA,” said Stephen P. Weisz, president and chief executive officer. “Our North America contract sales grew 3.4 percent on continued growth in tour volumes and slightly higher VPG and our company development margin remained in line with our full year expectations. With a strong first half of the year behind us, we are reaffirming Adjusted EBITDA guidance of $222 million to $232 million for full year 2015.”

Marriott Vacations Worldwide Reports Second Quarter 2015 Financial Results / 2

Second Quarter 2015 Results

Company Results

Total company contract sales were $165.9 million, $1.3 million higher than the second quarter of last year. The increase was driven by $5.0 million of higher contract sales in the company’s North America segment and $0.7 million of higher contract sales in the company’s Asia Pacific segment, partially offset by $4.3 million of lower contract sales in the company’s Europe segment.

Adjusted development margin was $32.3 million, a $4.4 million decrease from the second quarter of 2014. Adjusted development margin percentage was 21.0 percent in the second quarter of 2015 compared to 24.2 percent in the second quarter of 2014. Development margin was $33.1 million, a $3.8 million decrease from the second quarter of 2014. Development margin percentage was 21.3 percent in the second quarter of 2015 compared to 24.2 percent in the second quarter of 2014.

Rental revenues totaled $72.6 million, a $10.8 million increase from the second quarter of 2014, reflecting a 4 percent increase in transient rate and a 6 percent increase in transient keys rented. Rental revenues, net of expenses, were $10.8 million, a $4.0 million increase from the second quarter of 2014.

Resort management and other services revenues totaled $74.1 million, a $0.8 million decrease from the second quarter of 2014. Resort management and other services revenues, net of expenses, were $28.6 million, a $2.1 million, or 8 percent, increase over the second quarter of 2014.

Financing revenues totaled $28.3 million, a $1.5 million decrease from the second quarter of 2014. Financing revenues, net of expenses and consumer financing interest expense, were $17.0 million, a $1.7 million decrease from the second quarter of 2014.

Adjusted EBITDA was $57.7 million in the second quarter of 2015, a $1.0 million, or 1.7 percent, increase from $56.7 million in the second quarter of 2014.

Segment Results

North America

VPG increased 0.6 percent to $3,404 in the second quarter of 2015 from $3,383 in the second quarter of 2014, driven by improved closing efficiency and higher pricing, offset partially by fewer points purchased per contract. North America contract sales were $150.6 million in the second quarter of 2015, an increase of $5.0 million, or 3.4 percent, over the prior year period.

Second quarter 2015 North America segment financial results were $104.6 million, an increase of $2.9 million from the second quarter of 2014. The increase was driven primarily by $8.2 million of higher gains mainly associated with the disposition of the company’s property in Kauai, Hawaii, $4.2 million of higher rental revenues net of expenses, $2.1 million of higher resort management and other services revenues net of expenses and $0.8 million related to an impairment charge in the prior year period. These increases were offset partially by $7.5 million of lower litigation settlements due mainly to the settlement of a dispute with a former service provider in the prior year period, $2.0 million of lower development margin, $2.0 million from the reversal of

Marriott Vacations Worldwide Reports Second Quarter 2015 Financial Results / 3

a charge in the prior year period related to the company’s interest in an equity method investment in a joint venture project and $1.5 million of lower financing revenues.

Adjusted development margin was $32.3 million, a $3.0 million decrease from the prior year quarter. Adjusted development margin percentage was 23.0 percent in the second quarter of 2015 compared to 26.3 percent in the second quarter of 2014. Development margin was $33.5 million, a $2.0 million decrease from the second quarter of 2014. Development margin percentage was 23.6 percent in the second quarter of 2015 compared to 26.3 percent in the prior year quarter.

Asia Pacific

Total contract sales in the segment were $8.0 million, an increase of $0.7 million in the second quarter of 2015. Segment financial results were a loss of $0.1 million, a $1.5 million decrease from the second quarter of 2014, reflecting $1.3 million of transaction costs associated with the company’s future new resort and sales distribution in Australia.

Europe

Second quarter 2015 contract sales were $7.3 million, a decrease of $4.3 million from the second quarter of 2014. Segment financial results were $3.0 million, a $2.2 million decrease from the second quarter of 2014 due to lower development margin from lower contract sales.

Share Repurchase Program

In total for 2015, through the end of the second quarter, the company repurchased approximately $66.2 million of its common stock.

Balance Sheet and Liquidity

On June 19, 2015, cash and cash equivalents totaled $250.9 million. Since the beginning of the year, real estate inventory balances declined $69.1 million to $699.1 million, including $335.3 million of finished goods and $363.8 million of land and infrastructure. The company had $568.1 million in gross debt outstanding at the end of the second quarter of 2015, a decrease of $143.3 million from year-end 2014, consisting primarily of $564.7 million in gross non-recourse securitized notes. In addition, $40.0 million of gross mandatorily redeemable preferred stock of a subsidiary of the company was outstanding at the end of the second quarter of 2015.

As of June 19, 2015, the company had approximately $197 million in available capacity under its revolving credit facility after taking into account outstanding letters of credit, and approximately $207 million of gross vacation ownership notes receivable eligible for securitization into its warehouse credit facility.

Outlook

The company is providing the following updated guidance for the full year 2015:

	Current Guidance	Previous Guidance
Adjusted free cash flow	$175 million to $200 million	$145 million to $170 million

Marriott Vacations Worldwide Reports Second Quarter 2015 Financial Results / 4

The company is reaffirming the following guidance for the full year 2015:

Current Guidance
Adjusted EBITDA	$222 million to $232 million
Company contract sales growth (excluding residential)	5 percent to 8 percent
Adjusted company development margin	21 percent to 22 percent
Adjusted net income	$108 million to $114 million
Adjusted fully diluted earnings per share	$3.29 to $3.48

Pages A-1 through A-19 of the Financial Schedules reconcile the non-GAAP financial measures set forth above to the following full year 2015 expected GAAP results: net income of $114 million to $121 million; fully diluted EPS of $3.49 to $3.70; company development margin of 21.1 percent to 22.1 percent; and net cash provided by operating activities of $170 million to $185 million.

Second Quarter 2015 Earnings Conference Call

The company will hold a conference call at 10:00 a.m. EST today to discuss these results and the updated guidance for full year 2015. Participants may access the call by dialing (877) 407-8289 or (201) 689-8341 for international callers. A live webcast of the call will also be available in the Investor Relations section of the company’s website at www.marriottvacationsworldwide.com.

An audio replay of the conference call will be available for seven days and can be accessed at (877) 660-6853 or (201) 612-7415 for international callers. The conference ID for the recording is 13613029. The webcast will also be available on the company’s website.

###

About Marriott Vacations Worldwide Corporation

Marriott Vacations Worldwide Corporation is a leading global pure-play vacation ownership company, offering a diverse portfolio of quality products, programs and management expertise with 60 resorts. Its brands include Marriott Vacation Club, The Ritz-Carlton Destination Club and Grand Residences by Marriott. Since entering the industry in 1984 as part of Marriott International, Inc., the company earned its position as a leader and innovator in vacation ownership products. The company preserves high standards of excellence in serving its customers, investors and associates while maintaining a long-term relationship with Marriott International. For more information, please visit www.marriottvacationsworldwide.com.

Note on forward-looking statements: This press release and accompanying schedules contain “forward-looking statements” within the meaning of federal securities laws, including statements about future operating results, estimates, and assumptions, and similar statements concerning anticipated future events and expectations that are not historical facts. The company cautions you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including volatility in the economy and the credit markets, supply and demand changes for vacation ownership and residential products, competitive

Marriott Vacations Worldwide Reports Second Quarter 2015 Financial Results / 5

conditions, the availability of capital to finance growth, and other matters referred to under the heading “Risk Factors” contained in the company’s most recent Annual Report on Form 10-K filed with the U.S Securities and Exchange Commission (the “SEC”) and in subsequent SEC filings, any of which could cause actual results to differ materially from those expressed in or implied in this press release. These statements are made as of July 23, 2015 and the company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Financial Schedules Follow

MARRIOTT VACATIONS WORLDWIDE CORPORATION

FINANCIAL SCHEDULES

QUARTER 2, 2015

TABLE OF CONTENTS

Consolidated Statements of Income - 12 Weeks Ended June 19, 2015 and June 20, 2014	A-1

Consolidated Statements of Income - 24 Weeks Ended June 19, 2015 and June 20, 2014	A-2

North America Segment Financial Results - 12 Weeks Ended June 19, 2015 and June 20, 2014	A-3

North America Segment Financial Results - 24 Weeks Ended June 19, 2015 and June 20, 2014	A-4

Asia Pacific Segment Financial Results - 12 Weeks Ended June 19, 2015 and June 20, 2014	A-5

Asia Pacific Segment Financial Results - 24 Weeks Ended June 19, 2015 and June 20, 2014	A-6

Europe Segment Financial Results - 12 Weeks Ended June 19, 2015 and June 20, 2014	A-7

Europe Segment Financial Results - 24 Weeks Ended June 19, 2015 and June 20, 2014	A-8

Corporate and Other Financial Results - 12 Weeks and 24 Weeks Ended June 19, 2015 and June 20, 2014	A-9

Consolidated Contract Sales to Sale of Vacation Ownership Products and Adjusted Development Margin
(Adjusted Sale of Vacation Ownership Products Net of Expenses) - 12 Weeks Ended June 19, 2015 and June 20, 2014

A-10

Consolidated Contract Sales to Sale of Vacation Ownership Products and Adjusted Development Margin
(Adjusted Sale of Vacation Ownership Products Net of Expenses) - 24 Weeks Ended June 19, 2015 and June 20, 2014

A-11

North America Contract Sales to Sale of Vacation Ownership Products and Adjusted Development Margin
(Adjusted Sale of Vacation Ownership Products Net of Expenses) - 12 Weeks Ended June 19, 2015 and June 20, 2014

A-12

North America Contract Sales to Sale of Vacation Ownership Products and Adjusted Development Margin
(Adjusted Sale of Vacation Ownership Products Net of Expenses) - 24 Weeks Ended June 19, 2015 and June 20, 2014

A-13

EBITDA and Adjusted EBITDA - 12 Weeks and 24 Weeks Ended June 19, 2015 and June 20, 2014	A-14

2015 Outlook - Adjusted Net Income and Adjusted Earnings Per Share - Diluted, Adjusted EBITDA and Adjusted Development Margin	A-15

2015 Outlook - Adjusted Free Cash Flow and Normalized Adjusted Free Cash Flow	A-16

Non-GAAP Financial Measures	A-17

Consolidated Balance Sheets	A-20

Consolidated Statements of Cash Flows	A-21

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

12 Weeks Ended June 19, 2015 and June 20, 2014

(In thousands, except per share amounts)

	As Reported		As Adjusted	As Reported		As Adjusted
	12 Weeks Ended	Certain	12 Weeks Ended	12 Weeks Ended	Certain	12 Weeks Ended
	June 19, 2015	Items	June 19, 2015**	June 20, 2014	Items	June 20, 2014**
Revenues
Sale of vacation ownership products	$155,370	$—	$155,370	$152,562	$—	$152,562
Resort management and other services	74,063	—	74,063	74,821	—	74,821
Financing	28,294	—	28,294	29,817	—	29,817
Rental	72,642	—	72,642	61,827	—	61,827
Cost reimbursements	92,458	—	92,458	90,875	—	90,875

Total revenues	422,827	—	422,827	409,902	—	409,902

Expenses
Cost of vacation ownership products	45,119	—	45,119	43,414	—	43,414
Marketing and sales	77,137	—	77,137	72,227	(287)	71,940
Resort management and other services	45,480	—	45,480	48,308	—	48,308
Financing	6,085	—	6,085	5,438	—	5,438
Rental	61,835	—	61,835	54,991	—	54,991
General and administrative	22,892	—	22,892	23,153	—	23,153
Organizational and separation related	101	(101)	—	1,089	(1,089)	—
Litigation settlement	26	(26)	—	(7,575)	7,575	—
Consumer financing interest	5,248	—	5,248	5,737	—	5,737
Royalty fee	13,431	—	13,431	13,653	—	13,653
Impairment	—	—	—	834	(834)	—
Cost reimbursements	92,458	—	92,458	90,875	—	90,875

Total expenses	369,812	(127)	369,685	352,144	5,365	357,509

Gains and other income	8,625	(8,625)	—	409	(409)	—
Interest Expense	(3,009)	—	(3,009)	(2,601)	—	(2,601)
Equity in earnings	85	—	85	81	—	81
Impairment reversals on equity investment	—	—	—	2,000	(2,000)	—
Other	(1,272)	1,272	—	—	—	—

Income before income taxes	57,444	(7,226)	50,218	57,647	(7,774)	49,873
Provision for income taxes	(23,403)	2,804	(20,599)	(22,344)	3,158	(19,186)

Net income	$34,041	$(4,422)	$29,619	$35,303	$(4,616)	$30,687

Earnings per share - Basic	$1.07		$0.93	$1.03		$0.89

Earnings per share - Diluted	$1.05		$0.91	$1.00		$0.87

Basic Shares	31,858		31,858	34,292		34,292
Diluted Shares	32,517		32,517	35,239		35,239

	As Reported			As Reported
	12 Weeks Ended			12 Weeks Ended
	June 19, 2015			June 20, 2014
Contract Sales
Vacation ownership	$165,938			$164,589
Residential products	—			—

Total contract sales	$165,938			$164,589

**	Denotes non-GAAP financial measures. Please see pages A-17 through A-19 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NOTE:	Earnings per share - Basic and Earnings per share - Diluted are calculated using whole dollars. Beginning with the fourth quarter of 2014, we have combined results from Other into Resort management and other services and have recast prior year presentation for consistency.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

24 Weeks Ended June 19, 2015 and June 20, 2014

(In thousands, except per share amounts)

	As Reported		As Adjusted	As Reported		As Adjusted
	24 Weeks Ended	Certain	24 Weeks Ended	24 Weeks Ended	Certain	24 Weeks Ended
	June 19, 2015	Items	June 19, 2015**	June 20, 2014	Items	June 20, 2014**
Revenues
Sale of vacation ownership products	$339,276	$(28,420)	$310,856	$297,412	$—	$297,412
Resort management and other services	138,480	—	138,480	138,367	—	138,367
Financing	57,346	—	57,346	60,457	—	60,457
Rental	148,841	—	148,841	125,352	—	125,352
Cost reimbursements	193,764	—	193,764	190,261	—	190,261

Total revenues	877,707	(28,420)	849,287	811,849	—	811,849

Expenses
Cost of vacation ownership products	110,081	(21,583)	88,498	90,285	—	90,285
Marketing and sales	157,132	(922)	156,210	143,447	(287)	143,160
Resort management and other services	87,889	—	87,889	93,204	200	93,404
Financing	10,990	—	10,990	10,542	—	10,542
Rental	121,993	—	121,993	111,781	—	111,781
General and administrative	45,669	—	45,669	44,981	—	44,981
Organizational and separation related	293	(293)	—	1,940	(1,940)	—
Litigation settlement	(236)	236	—	(7,575)	7,575	—
Consumer financing interest	11,269	—	11,269	12,362	—	12,362
Royalty fee	26,431	—	26,431	27,081	—	27,081
Impairment	—	—	—	834	(834)	—
Cost reimbursements	193,764	—	193,764	190,261	—	190,261

Total expenses	765,275	(22,562)	742,713	719,143	4,714	723,857

Gains and other income	9,512	(9,512)	—	1,642	(1,642)	—
Interest Expense	(5,983)	—	(5,983)	(4,748)	—	(4,748)
Equity in earnings	98	—	98	118	—	118
Other	(1,272)	1,272	—	—	—	—

Income before income taxes	114,787	(14,098)	100,689	89,718	(6,356)	83,362
Provision for income taxes	(46,692)	3,779	(42,913)	(35,107)	2,537	(32,570)

Net income	$68,095	$(10,319)	$57,776	$54,611	$(3,819)	$50,792

Earnings per share - Basic	$2.12		$1.80	$1.58		$1.47

Earnings per share - Diluted	$2.08		$1.76	$1.54		$1.43

Basic Shares	32,078		32,078	34,583		34,583
Diluted Shares	32,760		32,760	35,557		35,557

	As Reported			As Reported
	24 Weeks Ended			24 Weeks Ended
	June 19, 2015			June 20, 2014
Contract Sales
Vacation ownership	$335,888			$319,837
Residential products	28,420			6,326

Total contract sales	$364,308			$326,163

**	Denotes non-GAAP financial measures. Please see pages A-17 through A-19 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NOTE:	Earnings per share - Basic and Earnings per share - Diluted are calculated using whole dollars. Beginning with the fourth quarter of 2014, we have combined results from Other into Resort management and other services and have recast prior year presentation for consistency.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NORTH AMERICA SEGMENT

12 Weeks Ended June 19, 2015 and June 20, 2014

(In thousands)

	As Reported		As Adjusted	As Reported		As Adjusted
	12 Weeks Ended	Certain	12 Weeks Ended	12 Weeks Ended	Certain	12 Weeks Ended
	June 19, 2015	Items	June 19, 2015**	June 20, 2014	Items	June 20, 2014**
Revenues
Sale of vacation ownership products	$142,148	$—	$142,148	$134,590	$—	$134,590
Resort management and other services	66,194	—	66,194	65,480	—	65,480
Financing	26,354	—	26,354	27,807	—	27,807
Rental	65,756	—	65,756	54,404	—	54,404
Cost reimbursements	84,037	—	84,037	80,642	—	80,642

Total revenues	384,489	—	384,489	362,923	—	362,923

Expenses
Cost of vacation ownership products	40,834	—	40,834	37,433	—	37,433
Marketing and sales	67,837	—	67,837	61,722	—	61,722
Resort management and other services	39,101	—	39,101	40,527	—	40,527
Rental	55,128	—	55,128	47,985	—	47,985
Organizational and separation related	115	(115)	—	388	(388)	—
Litigation settlement	(108)	108	—	(7,575)	7,575	—
Royalty fee	1,686	—	1,686	1,820	—	1,820
Impairment	—	—	—	834	(834)	—
Cost reimbursements	84,037	—	84,037	80,642	—	80,642

Total expenses	288,630	(7)	288,623	263,776	6,353	270,129

Gains and other income	8,658	(8,658)	—	448	(448)	—
Equity in earnings	86	—	86	81	—	81
Impairment reversals on equity investment	—	—	—	2,000	(2,000)	—

Segment financial results	$104,603	$(8,651)	$95,952	$101,676	$(8,801)	$92,875

	As Reported			As Reported
	12 Weeks Ended			12 Weeks Ended
	June 19, 2015			June 20, 2014
Contract Sales
Vacation ownership	$150,605			$145,597
Residential products	—			—

Total contract sales	$150,605			$145,597

**	Denotes non-GAAP financial measures. Please see pages A-17 through A-19 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NOTE:	Beginning with the fourth quarter of 2014 we have combined results from Other into Resort management and other services and have recast prior year presentation for consistency.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NORTH AMERICA SEGMENT

24 Weeks Ended June 19, 2015 and June 20, 2014

(In thousands)

	As Reported		As Adjusted	As Reported		As Adjusted
	24 Weeks Ended	Certain	24 Weeks Ended	24 Weeks Ended	Certain	24 Weeks Ended
	June 19, 2015	Items	June 19, 2015**	June 20, 2014	Items	June 20, 2014**
Revenues
Sale of vacation ownership products	$283,876	$—	$283,876	$265,932	$—	$265,932
Resort management and other services	124,769	—	124,769	122,640	—	122,640
Financing	53,410	—	53,410	56,368	—	56,368
Rental	137,471	—	137,471	113,727	—	113,727
Cost reimbursements	176,891	—	176,891	170,585	—	170,585

Total revenues	776,417	—	776,417	729,252	—	729,252

Expenses
Cost of vacation ownership products	81,335	—	81,335	78,938	—	78,938
Marketing and sales	136,854	—	136,854	124,409	—	124,409
Resort management and other services	76,069	—	76,069	79,616	—	79,616
Rental	109,739	—	109,739	99,022	—	99,022
Organizational and separation related	254	(254)	—	405	(405)	—
Litigation settlement	(370)	370	—	(7,575)	7,575	—
Royalty fee	2,946	—	2,946	3,497	—	3,497
Impairment	—	—	—	834	(834)	—
Cost reimbursements	176,891	—	176,891	170,585	—	170,585

Total expenses	583,718	116	583,834	549,731	6,336	556,067

Gains and other income	9,538	(9,538)	—	1,690	(1,690)	—
Equity in earnings	102	—	102	120	—	120

Segment financial results	$202,339	$(9,654)	$192,685	$181,331	$(8,026)	$173,305

	As Reported			As Reported
	24 Weeks Ended			24 Weeks Ended
	June 19, 2015			June 20, 2014
Contract Sales
Vacation ownership	$306,598			$285,774
Residential products	—			6,326

Total contract sales	$306,598			$292,100

**	Denotes non-GAAP financial measures. Please see pages A-17 through A-19 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NOTE:	Beginning with the fourth quarter of 2014 we have combined results from Other into Resort management and other services and have recast prior year presentation for consistency.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

ASIA PACIFIC SEGMENT

12 Weeks Ended June 19, 2015 and June 20, 2014

(In thousands)

	As Reported		As Adjusted	As Reported		As Adjusted
	12 Weeks Ended	Certain	12 Weeks Ended	12 Weeks Ended	Certain	12 Weeks Ended
	June 19, 2015	Items	June 19, 2015**	June 20, 2014	Items	June 20, 2014**
Revenues
Sale of vacation ownership products	$7,575	$—	$7,575	$7,954	$—	$7,954
Resort management and other services	964	—	964	926	—	926
Financing	1,043	—	1,043	1,047	—	1,047
Rental	1,503	—	1,503	1,581	—	1,581
Cost reimbursements	632	—	632	722	—	722

Total revenues	11,717	—	11,717	12,230	—	12,230

Expenses
Cost of vacation ownership products	1,803	—	1,803	2,047	—	2,047
Marketing and sales	4,432	—	4,432	4,243	—	4,243
Resort management and other services	655	—	655	642	—	642
Rental	2,794	—	2,794	2,936	—	2,936
Royalty fee	150	—	150	147	—	147
Cost reimbursements	632	—	632	722	—	722

Total expenses	10,466	—	10,466	10,737	—	10,737

Gains and other income	(33)	33	—	—	—	—
Equity in losses	(1)	—	(1)	—	—	—
Other	(1,272)	1,272	—	—	—	—

Segment financial results	$(55)	$1,305	$1,250	$1,493	$—	$1,493

	As Reported			As Reported
	12 Weeks Ended			12 Weeks Ended
	June 19, 2015			June 20, 2014
Contract Sales
Vacation ownership	$7,992			$7,337
Residential products	—			—

Total contract sales	$7,992			$7,337

**	Denotes non-GAAP financial measures. Please see pages A-17 through A-19 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NOTE:	Beginning with the fourth quarter of 2014 we have combined results from Other into Resort management and other services and have recast prior year presentation for consistency.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

ASIA PACIFIC SEGMENT

24 Weeks Ended June 19, 2015 and June 20, 2014

(In thousands)

	As Reported		As Adjusted	As Reported		As Adjusted
	24 Weeks Ended	Certain	24 Weeks Ended	24 Weeks Ended	Certain	24 Weeks Ended
	June 19, 2015	Items	June 19, 2015**	June 20, 2014	Items	June 20, 2014**
Revenues
Sale of vacation ownership products	$43,853	$(28,420)	$15,433	$14,222	$—	$14,222
Resort management and other services	1,827	—	1,827	1,832	—	1,832
Financing	2,049	—	2,049	2,104	—	2,104
Rental	3,855	—	3,855	3,556	—	3,556
Cost reimbursements	1,498	—	1,498	1,663	—	1,663

Total revenues	53,082	(28,420)	24,662	23,377	—	23,377

Expenses
Cost of vacation ownership products	23,799	(21,583)	2,216	3,500	—	3,500
Marketing and sales	9,989	(922)	9,067	8,021	—	8,021
Resort management and other services	1,505	—	1,505	1,342	—	1,342
Rental	5,290	—	5,290	5,532	—	5,532
Royalty fee	307	—	307	324	—	324
Cost reimbursements	1,498	—	1,498	1,663	—	1,663

Total expenses	42,388	(22,505)	19,883	20,382	—	20,382

Gains and other income	(30)	30	—	(8)	8	—
Equity in losses	(4)	—	(4)	(2)	—	(2)
Other	(1,272)	1,272	—	—	—	—

Segment financial results	$9,388	$(4,613)	$4,775	$2,985	$8	$2,993

	As Reported			As Reported
	24 Weeks Ended			24 Weeks Ended
	June 19, 2015			June 20, 2014
Contract Sales
Vacation ownership	16,651			13,960
Residential products	28,420			—

Total contract sales	$45,071			$13,960

**	Denotes non-GAAP financial measures. Please see pages A-17 through A-19 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NOTE:	Asia Pacific segment revenues and expenses for the twelve weeks ended March 28, 2014 have been restated to reclassify a portion of Cost reimbursements from the Asia Pacific segment to the Europe segment to correct certain immaterial prior period errors. Beginning with the fourth quarter of 2014 we have combined results from Other into Resort management and other services and have recast prior year presentation for consistency.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

EUROPE SEGMENT

12 Weeks Ended June 19, 2015 and June 20, 2014

(In thousands)

	As Reported		As Adjusted	As Reported		As Adjusted
	12 Weeks Ended	Certain	12 Weeks Ended	12 Weeks Ended	Certain	12 Weeks Ended
	June 19, 2015	Items	June 19, 2015**	June 20, 2014	Items	June 20, 2014**
Revenues
Sale of vacation ownership products	$5,647	$—	$5,647	$10,018	$—	$10,018
Resort management and other services	6,905	—	6,905	8,415	—	8,415
Financing	897	—	897	963	—	963
Rental	5,383	—	5,383	5,842	—	5,842
Cost reimbursements	7,789	—	7,789	9,511	—	9,511

Total revenues	26,621	—	26,621	34,749	—	34,749

Expenses
Cost of vacation ownership products	1,233	—	1,233	2,389	—	2,389
Marketing and sales	4,868	—	4,868	6,262	(287)	5,975
Resort management and other services	5,724	—	5,724	7,139	—	7,139
Rental	3,913	—	3,913	4,070	—	4,070
Royalty fee	88	—	88	180	—	180
Cost reimbursements	7,789	—	7,789	9,511	—	9,511

Total expenses	23,615	—	23,615	29,551	(287)	29,264

Gains and other income	—	—	—	(39)	39	—

Segment financial results	$3,006	$—	$3,006	$5,159	$326	$5,485

	As Reported			As Reported
	12 Weeks Ended			12 Weeks Ended
	June 19, 2015			June 20, 2014
Contract Sales	$7,341			$11,655

**	Denotes non-GAAP financial measures. Please see pages A-17 through A-19 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NOTE:	Beginning with the fourth quarter of 2014 we have combined results from Other into Resort management and other services and have recast prior year presentation for consistency.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

EUROPE SEGMENT

24 Weeks Ended June 19, 2015 and June 20, 2014

(In thousands)

	As Reported		As Adjusted	As Reported		As Adjusted
	24 Weeks Ended	Certain	24 Weeks Ended	24 Weeks Ended	Certain	24 Weeks Ended
	June 19, 2015	Items	June 19, 2015**	June 20, 2014	Items	June 20, 2014**
Revenues
Sale of vacation ownership products	$11,547	$—	$11,547	$17,258	$—	$17,258
Resort management and other services	11,884	—	11,884	13,895	—	13,895
Financing	1,887	—	1,887	1,985	—	1,985
Rental	7,515	—	7,515	8,069	—	8,069
Cost reimbursements	15,375	—	15,375	18,013	—	18,013

Total revenues	48,208	—	48,208	59,220	—	59,220

Expenses
Cost of vacation ownership products	2,085	—	2,085	3,835	—	3,835
Marketing and sales	10,289	—	10,289	11,017	(287)	10,730
Resort management and other services	10,315	—	10,315	12,246	200	12,446
Rental	6,964	—	6,964	7,227	—	7,227
Royalty fee	164	—	164	282	—	282
Cost reimbursements	15,375	—	15,375	18,013	—	18,013

Total expenses	45,192	—	45,192	52,620	(87)	52,533

Gains and other income	4	(4)	—	(39)	39	—

Segment financial results	$3,020	$(4)	$3,016	$6,561	$126	$6,687

	As Reported			As Reported
	24 Weeks Ended			24 Weeks Ended
	June 19, 2015			June 20, 2014
Contract Sales	$12,639			$20,103

**	Denotes non-GAAP financial measures. Please see pages A-17 through A-19 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NOTE:	Europe segment revenues and expenses for the twelve weeks ended March 28, 2014 have been restated to reclassify a portion of Cost reimbursements from the Asia Pacific segment to the Europe segment to correct certain immaterial prior period errors. Beginning with the fourth quarter of 2014 we have combined results from Other into Resort management and other services and have recast prior year presentation for consistency.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CORPORATE AND OTHER

12 Weeks and 24 Weeks Ended June 19, 2015 and June 20, 2014

(In thousands)

	As Reported		As Adjusted	As Reported		As Adjusted
	12 Weeks Ended	Certain	12 Weeks Ended	12 Weeks Ended	Certain	12 Weeks Ended
	June 19, 2015	Items	June 19, 2015**	June 20, 2014	Items	June 20, 2014**
Expenses
Cost of vacation ownership products	$1,249	$—	$1,249	$1,545	$—	$1,545
Financing	6,085	—	6,085	5,438	—	5,438
General and administrative	22,892	—	22,892	23,153	—	23,153
Organizational and separation related	(14)	14	—	701	(701)	—
Litigation settlement	134	(134)	—	—	—	—
Consumer financing interest	5,248	—	5,248	5,737	—	5,737
Royalty fee	11,507	—	11,507	11,506	—	11,506

Total expenses	$47,101	$(120)	$46,981	$48,080	$(701)	$47,379

	As Reported		As Adjusted	As Reported		As Adjusted
	24 Weeks Ended	Certain	24 Weeks Ended	24 Weeks Ended	Certain	24 Weeks Ended
	June 19, 2015	Items	June 19, 2015**	June 20, 2014	Items	June 20, 2014**
Expenses
Cost of vacation ownership products	$2,862	$—	$2,862	$4,012	$—	$4,012
Financing	10,990	—	10,990	10,542	—	10,542
General and administrative	45,669	—	45,669	44,981	—	44,981
Organizational and separation related	39	(39)	—	1,535	(1,535)	—
Litigation settlement	134	(134)	—	—	—	—
Consumer financing interest	11,269	—	11,269	12,362	—	12,362
Royalty fee	23,014	—	23,014	22,978	—	22,978

Total expenses	$93,977	$(173)	$93,804	$96,410	$(1,535)	$94,875

**	Denotes non-GAAP financial measures. Please see pages A-17 through A-19 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NOTE:	Corporate and Other consists of results not specifically attributable to an individual segment, including expenses incurred to support our financing operations, non-capitalizable development expenses supporting overall company development, company-wide general and administrative costs, and the fixed royalty fee payable under the license agreements that we entered into with Marriott International in connection with the spin-off, as well as consumer financing interest expense.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CONSOLIDATED CONTRACT SALES TO SALE OF VACATION OWNERSHIP PRODUCTS

(In thousands)

	12 Weeks Ended
	June 19, 2015	June 20, 2014
Contract sales
Vacation ownership	$165,938	$164,589
Residential products	—	—

Total contract sales	165,938	164,589

Revenue recognition adjustments:
Reportability[1]	1,440	829
Sales Reserve[2]	(7,179)	(8,047)
Other[3]	(4,829)	(4,809)

Sale of vacation ownership products	$155,370	$152,562

[1]	Adjustment for lack of required downpayment or contract sales in rescission period.
[2]	Represents allowance for bad debts for our financed vacation ownership product sales, which we also refer to as sales reserve.
[3]	Adjustment for sales incentives that will not be recognized as Sale of vacation ownership products revenue.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CONSOLIDATED ADJUSTED DEVELOPMENT MARGIN (ADJUSTED SALE OF VACATION OWNERSHIP PRODUCTS NET OF EXPENSES)

(In thousands)

			Revenue				Revenue
	As Reported		Recognition	As Adjusted	As Reported		Recognition	As Adjusted
	12 Weeks Ended	Certain	Reportability	12 Weeks Ended	12 Weeks Ended	Certain	Reportability	12 Weeks Ended
	June 19, 2015	Items	Adjustment	June 19, 2015**	June 20, 2014	Items	Adjustment	June 20, 2014**
Sale of vacation ownership products	$155,370	$—	$(1,440)	$153,930	$152,562	$—	$(829)	$151,733
Less:
Cost of vacation ownership products	45,119	—	(464)	44,655	43,414	—	(198)	43,216
Marketing and sales	77,137	—	(157)	76,980	72,227	(287)	(121)	71,819

Development margin	$33,114	$—	$(819)	$32,295	$36,921	$287	$(510)	$36,698

Development margin percentage[1]	21.3%			21.0%	24.2%			24.2%

**	Denotes non-GAAP financial measures. Please see pages A-17 through A-19 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Development margin percentage represents Development margin divided by Sale of vacation ownership products. Development margin percentage is calculated using whole dollars.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CONSOLIDATED CONTRACT SALES TO SALE OF VACATION OWNERSHIP PRODUCTS

(In thousands)

	24 Weeks Ended
	June 19, 2015	June 20, 2014
Contract sales
Vacation ownership	$335,888	$319,837
Residential products	28,420	6,326

Total contract sales	364,308	326,163

Revenue recognition adjustments:
Reportability[1]	(73)	(3,725)
Sales Reserve[2]	(15,546)	(15,698)
Other[3]	(9,413)	(9,328)

Sale of vacation ownership products	$339,276	$297,412

[1]	Adjustment for lack of required downpayment or contract sales in rescission period.
[2]	Represents allowance for bad debts for our financed vacation ownership product sales, which we also refer to as sales reserve.
[3]	Adjustment for sales incentives that will not be recognized as Sale of vacation ownership products revenue.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CONSOLIDATED ADJUSTED DEVELOPMENT MARGIN (ADJUSTED SALE OF VACATION OWNERSHIP PRODUCTS NET OF EXPENSES)

(In thousands)

			Revenue				Revenue
	As Reported		Recognition	As Adjusted	As Reported		Recognition	As Adjusted
	24 Weeks Ended	Certain	Reportability	24 Weeks Ended	24 Weeks Ended	Certain	Reportability	24 Weeks Ended
	June 19, 2015	Items	Adjustment	June 19, 2015**	June 20, 2014	Items	Adjustment	June 20, 2014**
Sale of vacation ownership products	$339,276	$(28,420)	$73	$310,929	$297,412	$—	$3,725	$301,137
Less:
Cost of vacation ownership products	110,081	(21,583)	98	88,596	90,285	—	1,216	91,501
Marketing and sales	157,132	(922)	(52)	156,158	143,447	(287)	253	143,413

Development margin	$72,063	$(5,915)	$27	$66,175	$63,680	$287	$2,256	$66,223

Development margin percentage[1]	21.2%			21.3%	21.4%			22.0%

**	Denotes non-GAAP financial measures. Please see pages A-17 through A-19 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Development margin percentage represents Development margin divided by Sale of vacation ownership products. Development margin percentage is calculated using whole dollars.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NORTH AMERICA CONTRACT SALES TO SALE OF VACATION OWNERSHIP PRODUCTS

(In thousands)

	12 Weeks Ended
	June 19, 2015	June 20, 2014
Contract sales
Vacation ownership	$150,605	$145,597
Residential products	—	—

Total contract sales	150,605	145,597

Revenue recognition adjustments:
Reportability[1]	1,942	208
Sales Reserve[2]	(5,651)	(6,424)
Other[3]	(4,748)	(4,791)

Sale of vacation ownership products	$142,148	$134,590

[1]	Adjustment for lack of required downpayment or contract sales in rescission period.
[2]	Represents allowance for bad debts for our financed vacation ownership product sales, which we also refer to as sales reserve.
[3]	Adjustment for sales incentives that will not be recognized as Sale of vacation ownership products revenue.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NORTH AMERICA ADJUSTED DEVELOPMENT MARGIN (ADJUSTED SALE OF VACATION OWNERSHIP PRODUCTS NET OF EXPENSES)

(In thousands)

			Revenue				Revenue
	As Reported		Recognition	As Adjusted	As Reported		Recognition	As Adjusted
	12 Weeks Ended	Certain	Reportability	12 Weeks Ended	12 Weeks Ended	Certain	Reportability	12 Weeks Ended
	June 19, 2015	Items	Adjustment	June 19, 2015**	June 20, 2014	Items	Adjustment	June 20, 2014**
Sale of vacation ownership products	$142,148	$—	$(1,942)	$140,206	$134,590	$—	$(208)	$134,382
Less:
Cost of vacation ownership products	40,834	—	(553)	40,281	37,433	—	(58)	37,375
Marketing and sales	67,837	—	(182)	67,655	61,722	—	(20)	61,702

Development margin	$33,477	$—	$(1,207)	$32,270	$35,435	$—	$(130)	$35,305

Development margin percentage[1]	23.6%			23.0%	26.3%			26.3%

**	Denotes non-GAAP financial measures. Please see pages A-17 through A-19 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Development margin percentage represents Development margin divided by Sale of vacation ownership products. Development margin percentage is calculated using whole dollars.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NORTH AMERICA CONTRACT SALES TO SALE OF VACATION OWNERSHIP PRODUCTS

(In thousands)

	24 Weeks Ended
	June 19, 2015	June 20, 2014
Contract sales
Vacation ownership	$306,598	$285,774
Residential products	—	6,326

Total contract sales	306,598	292,100

Revenue recognition adjustments:
Reportability[1]	(1,502)	(4,192)
Sales Reserve[2]	(11,985)	(12,751)
Other[3]	(9,235)	(9,225)

Sale of vacation ownership products	$283,876	$265,932

[1]	Adjustment for lack of required downpayment or contract sales in rescission period.
[2]	Represents allowance for bad debts for our financed vacation ownership product sales, which we also refer to as sales reserve.
[3]	Adjustment for sales incentives that will not be recognized as Sale of vacation ownership products revenue.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NORTH AMERICA ADJUSTED DEVELOPMENT MARGIN (ADJUSTED SALE OF VACATION OWNERSHIP PRODUCTS NET OF EXPENSES)

(In thousands)

			Revenue				Revenue
	As Reported		Recognition	As Adjusted	As Reported		Recognition	As Adjusted
	24 Weeks Ended	Certain	Reportability	24 Weeks Ended	24 Weeks Ended	Certain	Reportability	24 Weeks Ended
	June 19, 2015	Items	Adjustment	June 19, 2015**	June 20, 2014	Items	Adjustment	June 20, 2014**
Sale of vacation ownership products	$283,876	$—	$1,502	$285,378	$265,932	$—	$4,192	$270,124
Less:
Cost of vacation ownership products	81,335	—	427	81,762	78,938	—	1,318	80,256
Marketing and sales	136,854	—	142	136,996	124,409	—	394	124,803

Development margin	$65,687	$—	$933	$66,620	$62,585	$—	$2,480	$65,065

Development margin percentage[1]	23.1%			23.3%	23.5%			24.1%

**	Denotes non-GAAP financial measures. Please see pages A-17 through A-19 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Development margin percentage represents Development margin divided by Sale of vacation ownership products. Development margin percentage is calculated using whole dollars.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

EBITDA AND ADJUSTED EBITDA

12 Weeks and 24 Weeks Ended June 19, 2015 and June 20, 2014

(In thousands)

	As Reported 12 Weeks Ended June 19, 2015	Certain Items	As Adjusted 12 Weeks Ended June 19, 2015**	As Reported 12 Weeks Ended June 20, 2014	Certain Items	As Adjusted 12 Weeks Ended June 20, 2014**
Net income	$34,041	$(4,422)	$29,619	$35,303	$(4,616)	$30,687
Interest expense[1]	3,009	—	3,009	2,601	—	2,601
Tax provision	23,403	(2,804)	20,599	22,344	(3,158)	19,186
Depreciation and amortization	4,493	—	4,493	4,264	—	4,264

EBITDA**	$64,946	$(7,226)	$57,720	$64,512	$(7,774)	$56,738

	As Reported 24 Weeks Ended June 19, 2015	Certain Items	As Adjusted 24 Weeks Ended June 19, 2015**	As Reported 24 Weeks Ended June 20, 2014	Certain Items	As Adjusted 24 Weeks Ended June 20, 2014**
Net income	$68,095	$(10,319)	$57,776	$54,611	$(3,819)	$50,792
Interest expense[1]	5,983	—	5,983	4,748	—	4,748
Tax provision	46,692	(3,779)	42,913	35,107	(2,537)	32,570
Depreciation and amortization	8,558	—	8,558	8,922	—	8,922

EBITDA**	$129,328	$(14,098)	$115,230	$103,388	$(6,356)	$97,032

**	Denotes non-GAAP financial measures. Please see pages A-17 through A-19 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Interest expense excludes consumer financing interest expense.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

2015 ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE—DILUTED OUTLOOK

(In millions, except per share amounts)

	Fiscal Year 2015 (low)	Fiscal Year 2015 (high)
Net income	$114	$121
Adjustments to reconcile Net income to Adjusted net income
Organizational and separation related and other charges[1]	7	6
Gain on dispositions[2]	(10)	(10)
Bulk sales[3]	(6)	(6)
Provision for income taxes on adjustments to net income	3	3

Adjusted net income**	$108	$114

Earnings per share - Diluted[4]	$3.49	$3.70
Adjusted earnings per share - Diluted**,4	$3.29	$3.48
Diluted shares[4]	32.7	32.7

**	Denotes non-GAAP financial measures. Please see pages A-17 through A-19 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Organizational and separation related and other charges adjustment includes $1.8 million for organizational and separation related efforts and $4 million to $5 million of non-capitalizable transaction costs in our Asia Pacific and North America segments.
[2]	Gain on dispositions adjustment includes a $0.9 million gain associated with the sale of a golf course and adjacent undeveloped land and an $8.7 million gain on the sale of undeveloped land in our North America segment.
[3]	Bulk sales adjustment includes the net $5.9 million of pre-tax income associated with the sale of the 18 units in the Asia Pacific segment.
[4]	Earnings per share - Diluted, Adjusted earnings per share - Diluted, and Diluted shares outlook includes the impact of share repurchase activity only through June 19, 2015.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

2015 ADJUSTED EBITDA OUTLOOK

(In millions)

	Fiscal Year 2015 (low)	Fiscal Year 2015 (high)
Adjusted net income**	$108	$114
Interest expense[1]	12	12
Tax provision	81	85
Depreciation and amortization	21	21

Adjusted EBITDA**	$222	$232

**	Denotes non-GAAP financial measures. Please see pages A-17 through A-19 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Interest expense excludes consumer financing interest expense.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

2015 ADJUSTED DEVELOPMENT MARGIN OUTLOOK

	Total MVW
	Fiscal Year 2015 (low)	Fiscal Year 2015 (high)
Development margin[1]	21.1%	22.1%
Adjustments to reconcile Development margin to Adjusted development margin
Revenue recognition reportability	(0.1%)	(0.1%)

Adjusted development margin**,1	21.0%	22.0%

**	Denotes non-GAAP financial measures. Please see pages A-17 through A-19 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Development margin represents Development margin dollars divided by Sale of vacation ownership products revenues. Development margin is calculated using whole dollars.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

2015 ADJUSTED FREE CASH FLOW AND NORMALIZED ADJUSTED FREE CASH FLOW OUTLOOK

(In millions)

	Current Guidance
	Low	High	Mid-Point	Adjustments		Normalized
Adjusted net income**	$108	$114	$111	$—		$111
Adjustments to reconcile Adjusted net income to net cash provided by operating activities:
Adjustments for non-cash items[1]	73	75	74	—		74
Deferred income taxes / income taxes payable	18	20	19	—		19
Net changes in assets and liabilities:
Notes receivable originations	(293)	(299)	(296)	—		(296)
Notes receivable collections	269	275	272	—		272
Inventory	47	52	50	(60)[6]		(10)
Purchase of operating hotel for future conversion to inventory[2]	(47)	(47)	(47)	47	[2]	—
Liability for Marriott Rewards customer loyalty program	(21)	(21)	(21)	21	[7]	—
Organizational and separation related and other charges	(5)	(5)	(5)	5	[8]	—
Other working capital changes	21	21	21	(6)[9]		15

Net cash provided by operating activities	170	185	178	7		185
Capital expenditures for property and equipment (excluding inventory):
New sales centers[3]	(20)	(18)	(19)	19	[3]	—
Organizational and separation related capital expenditures	(4)	(4)	(4)	4	[8]	—
Other	(24)	(23)	(24)	4	[10]	(20)
Investment in operating portion of Surfers Paradise hotel that will be sold[4]	(45)	(45)	(45)	45	[4]	—
Decrease in restricted cash	1	5	3	—		3
Borrowings from securitization transactions	251	258	255	(45)[11]		210
Repayment of debt related to securitizations	(244)	(250)	(247)	—		(247)

Free cash flow**	85	108	97	34		131
Adjustments:
Organizational and separation related and other charges	9	9	9	(9)[7]		—
Proceeds from sale of operating portion of Surfers Paradise hotel[4]	45	45	45	(45)[4]		—
Net change in borrowings available from the securitization of eligible vacation ownership notes receivable through the warehouse credit facility[5]	36	38	37	—		37

Adjusted free cash flow**	$175	$200	$188	$(20)		$168

**	Denotes non-GAAP financial measures. Please see pages A-17 through A-19 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Includes depreciation, amortization of debt issuance costs, provision for loan losses, and share-based compensation.
[2]	Represents adjustment for investment in an operating hotel prior to future conversion to inventory.
[3]	Represents incremental investment in new sales centers, mainly to support new sales distributions.
[4]	Represents the estimated investment in, as well as the estimated proceeds from the subsequent sale of, the operating portion of the Surfers Paradise hotel.
[5]	Represents the net change in borrowings available from the securitization of eligible vacation ownership notes receivable through the warehouse credit facility between the 2014 and 2015 year ends.
[6]	Represents adjustment to align real estate inventory spending with real estate inventory costs (i.e., product costs).
[7]	Represents payment for Marriott Rewards Points issued prior to the Spin-off. Liability to be fully paid in 2016.
[8]	Represents costs associated with organizational and separation related efforts.
[9]	Represents normalized other working capital changes.
[10]	Represents normalized capital expenditures for property and equipment.
[11]	Represents normalized borrowings from securitization transactions.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NON-GAAP FINANCIAL MEASURES

In our press release and schedules, and on the related conference call, we report certain financial measures that are not prescribed or authorized by United States generally accepted accounting principles (“GAAP”). We discuss our reasons for reporting these non-GAAP financial measures below, and the financial schedules reconcile the most directly comparable GAAP financial measure to each non-GAAP financial measure that we report (identified by a double asterisk (“**”) on the preceding pages). Although we evaluate and present these non-GAAP financial measures for the reasons described below, please be aware that these non-GAAP financial measures have limitations and should not be considered in isolation or as a substitute for revenues, net income, earnings per share or any other comparable operating measure prescribed by GAAP. In addition, these non-GAAP financial measures may be calculated and / or presented differently than measures with the same or similar names that are reported by other companies, and as a result, the non-GAAP financial measures we report may not be comparable to those reported by others.

Adjusted Net Income. We evaluate non-GAAP financial measures, including Adjusted Net Income, Adjusted EBITDA, and Adjusted Development Margin, that exclude certain items and net gains in the 12 weeks and 24 weeks ended June 19, 2015 and June 20, 2014 because these non-GAAP financial measures allow for period-over-period comparisons of our on-going core operations before the impact of certain items and gains. These non-GAAP financial measures also facilitate our comparison of results from our on-going core operations before certain items and gains with results from other vacation ownership companies.

Certain items—12 weeks and 24 weeks ended June 19, 2015. In our Statement of Income for the 12 weeks ended June 19, 2015, we recorded $1.4 million of net pre-tax items, which included a $1.3 million adjustment for transaction costs associated with a commitment to purchase an operating hotel in our Asia Pacific segment recorded under the “Other transaction related” caption, $0.1 million of organizational and separation related costs recorded under the “Organizational and separation related” caption and less than $0.1 million of net litigation related matters recorded under the “Litigation settlement” caption. In our Statement of Income for the 24 weeks ended June 19, 2015, we recorded $4.6 million of net pre-tax items, which included a $28.4 million adjustment to exclude the bulk sale of 18 units in our Asia Pacific segment recorded under the “Sale of vacation ownership products” caption, with corresponding adjustments of $21.6 million and $0.9 million to the “Cost of vacation ownership products” and Marketing and sales” captions, respectively, a $1.3 million adjustment for transaction costs associated with a commitment to purchase an operating hotel in our Asia Pacific segment recorded under the “Other transaction related” caption, $0.3 million of organizational and separation related costs recorded under the “Organizational and separation related” caption and less than $0.1 million of net litigation related matters recorded under the “Litigation settlement” caption, partially offset by a $0.3 million reversal of an accrual associated with a 2014 golf course disposition recorded under the “Litigation settlement” caption because actual costs were lower than expected.

Certain items—12 weeks and 24 weeks ended June 20, 2014. In our Statement of Income for the 12 weeks ended June 20, 2014, we recorded $7.4 million of net pre-tax income, which included $7.6 million of income associated with the settlement of a dispute with a former service provider in our North America segment recorded under the “Litigation settlement” caption and the reversal of a $2.0 million reserve for remaining costs we expect to incur in connection with our interest in an equity method investment in a joint venture project in our North America segment recorded under the “Impairment reversals on equity investment” caption, partially offset by $1.1 million of organizational and separation related costs recorded under the “Organizational and separation related” caption, a $0.8 million impairment charge associated with a project in our North America segment recorded under the “Impairment” caption and $0.3 million of severance charges in our Europe segment recorded under the “Marketing and sales” caption. In our Statement of Income for the 24 weeks ended June 20, 2014, we recorded $4.7 million of net pre-tax income, which included $7.6 million of income associated with the settlement of a dispute with a former service provider in our North America segment recorded under the “Litigation settlement” caption and a $0.2 million reversal of a severance accrual in our Europe segment recorded under the “Resort management and other services” caption because actual costs were lower than expected, partially offset by $1.9 million of organizational and separation related costs recorded under the “Organizational and separation related” caption, a $0.8 million impairment charge associated with a project in our North America segment recorded under the “Impairment” caption and $0.3 million of severance charges in our Europe segment recorded under the “Marketing and sales” caption.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NON-GAAP FINANCIAL MEASURES

Net gains—12 weeks and 24 weeks ended June 19, 2015. In our Statement of Income for the 12 weeks ended June 19, 2015, we recorded an $8.7 million gain associated with the sale of undeveloped land in our North America segment under the “Gains and other income” caption. In our Statement of Income for the 24 weeks ended June 19, 2015, we recorded $9.5 million of net gains associated with the sale of undeveloped land and the sale of a golf course and adjacent undeveloped land in our North America segment under the “Gains and other income” caption.

Net gains—12 weeks and 24 weeks ended June 20, 2014. In our Statement of Income for the 12 weeks ended June 20, 2014, we recorded $0.4 million of net gains associated with the sale of a golf course and adjacent undeveloped land, the sale of an undeveloped parcel of land, and the disposition of a project, all of which occurred in our North America segment and were recorded under the “Gains and other income” caption. In our Statement of Income for the 24 weeks ended June 20, 2014, we recorded $1.6 million of net gains associated with the sale of a golf course and adjacent undeveloped land, the sale of an undeveloped parcel of land, and the disposition of a project, all of which occurred in our North America segment and were recorded under the “Gains and other income” caption.

Adjusted Development Margin (Adjusted Sale of Vacation Ownership Products Net of Expenses). We evaluate Adjusted Development Margin (Adjusted Sale of Vacation Ownership Products Net of Expenses) as an indicator of operating performance. Adjusted Development Margin adjusts Sale of vacation ownership products revenues for the impact of revenue reportability, includes corresponding adjustments to Cost of vacation ownership products expense and Marketing and sales expense associated with the change in revenues from the Sale of vacation ownership products, and includes adjustments for certain items as itemized in the discussion of Adjusted Net Income above. We evaluate Adjusted Development Margin because it allows for period-over-period comparisons of our on-going core operations before the impact of revenue reportability and certain items to our Development Margin.

Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”). EBITDA is defined as earnings, or net income, before interest expense (excluding consumer financing interest expense), provision for income taxes, depreciation and amortization. For purposes of our EBITDA calculation (which previously adjusted for consumer financing interest expense), we do not adjust for consumer financing interest expense because the associated debt is secured by vacation ownership notes receivable that have been sold to bankruptcy remote special purpose entities and is generally non-recourse to us. Further, we consider consumer financing interest expense to be an operating expense of our business.

We consider EBITDA to be an indicator of operating performance, and we use it to measure our ability to service debt, fund capital expenditures and expand our business. We also use it, as do analysts, lenders, investors and others, because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA also excludes depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies.

Adjusted EBITDA. We also evaluate Adjusted EBITDA, which reflects additional adjustments for certain items and gains, as itemized in the discussion of Adjusted Net Income above. We evaluate Adjusted EBITDA as an indicator of operating performance because it allows for period-over-period comparisons of our on-going core operations before the impact of certain items and gains. Together, EBITDA and Adjusted EBITDA facilitate our comparison of results from our on-going core operations before the impact of certain items and gains with results from other vacation ownership companies.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NON-GAAP FINANCIAL MEASURES

Free Cash Flow. We also evaluate Free Cash Flow as a liquidity measure that provides useful information to management and investors about the amount of cash provided by operating activities after capital expenditures for property and equipment, changes in restricted cash, and the borrowing and repayment activity related to our securitizations. We consider Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can be used for strategic opportunities, including acquisitions and strengthening the balance sheet. Analysis of Free Cash Flow also facilitates management’s comparison of our results with our competitors’ results.

Adjusted Free Cash Flow. We also evaluate Adjusted Free Cash Flow, which reflects additional adjustments for organizational and separation related, litigation, and other cash items, as referred to in the discussion of Adjusted Net Income above. We evaluate Adjusted Free Cash Flow as a liquidity measure that provides useful information to management and investors about the amount of cash provided by operating activities after capital expenditures for property and equipment, changes in restricted cash, and the borrowing and repayment activity related to our securitizations, excluding the impact of organizational and separation related, litigation, and other cash charges. We consider Adjusted Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can be used for strategic opportunities, including acquisitions and strengthening the balance sheet. Analysis of Adjusted Free Cash Flow also facilitates management’s comparison of our results with our competitors’ results.

Normalized Adjusted Free Cash Flow. We also evaluate Normalized Adjusted Free Cash Flow as a liquidity measure that provides useful information to management and investors about the amount of cash provided by operating activities after capital expenditures for property and equipment, changes in restricted cash, the borrowing and repayment activity related to our securitizations, and adjustments to remove the impact of cash flow items not expected to occur on a regular basis. Adjustments eliminate the impact of excess cash taxes, payments for Marriott Rewards Points issued prior to the Spin-off, payments for organizational and separation related efforts, litigation cash settlements and other working capital changes. We consider Normalized Adjusted Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can be used for strategic opportunities, including acquisitions and strengthening the balance sheet. Analysis of Normalized Adjusted Free Cash Flow also facilitates management’s comparison of our results with our competitors’ results.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	(unaudited)
	June 19, 2015	January 2, 2015
ASSETS
Cash and cash equivalents	$250,906	$346,515
Restricted cash (including $37,017 and $34,986 from VIEs, respectively)	65,559	109,907
Accounts and contracts receivable (including $3,429 and $4,992 from VIEs, respectively)	116,544	109,700
Vacation ownership notes receivable (including $547,158 and $750,680 from VIEs, respectively)	878,858	917,228
Inventory	704,707	772,784
Property and equipment	188,714	147,379
Other	117,924	127,066

Total Assets	$2,323,212	$2,530,579

LIABILITIES AND EQUITY
Accounts payable	$80,450	$114,079
Advance deposits	64,148	60,192
Accrued liabilities (including $1,576 and $1,088 from VIEs, respectively)	137,261	165,969
Deferred revenue	32,845	38,818
Payroll and benefits liability	74,582	93,073
Liability for Marriott Rewards customer loyalty program	79,939	89,285
Deferred compensation liability	46,534	41,677
Mandatorily redeemable preferred stock of consolidated subsidiary	38,895	38,816
Debt (including $564,657 and $708,031 from VIEs, respectively)	561,133	703,013
Other	50,053	27,071
Deferred taxes	96,748	78,883

Total Liabilities	1,262,588	1,450,876

Preferred stock - $.01 par value; 2,000,000 shares authorized; none issued or outstanding	—	—
Common stock - $.01 par value; 100,000,000 shares authorized; 36,346,990 and 36,089,513 shares issued, respectively	363	361
Treasury stock - at cost; 4,814,451 and 3,996,725 shares, respectively	(295,466)	(229,229)
Additional paid-in capital	1,135,143	1,137,785
Accumulated other comprehensive income	14,756	17,054
Retained earnings	205,828	153,732

Total Equity	1,060,624	1,079,703

Total Liabilities and Equity	$2,323,212	$2,530,579

The abbreviation VIEs above means Variable Interest Entities.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	24 weeks ended
	June 19, 2015	June 20, 2014
OPERATING ACTIVITIES
Net income	$68,095	$54,611
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	8,558	8,922
Amortization of debt issuance costs	2,506	2,566
Provision for loan losses	15,662	15,603
Share-based compensation	6,588	6,180
Deferred income taxes	17,850	(5,299)
Equity method income	(98)	(118)
Gain on disposal of property and equipment, net	(9,512)	(1,642)
Non-cash litigation settlement	(262)	—
Impairment charges	—	834
Impairment charges on equity investment	—	—
Net change in assets and liabilities:
Accounts and contracts receivable	(6,068)	(11,822)
Notes receivable originations	(112,060)	(103,908)
Notes receivable collections	132,397	137,460
Inventory	68,629	36,805
Purchase of operating hotel for future conversion to inventory	(46,614)	—
Other assets	8,154	26,546
Accounts payable, advance deposits and accrued liabilities	(66,223)	(55,865)
Liability for Marriott Rewards customer loyalty program	(9,345)	(14,284)
Deferred revenue	(5,955)	(310)
Payroll and benefit liabilities	(18,382)	(14,832)
Deferred compensation liability	4,858	1,882
Other liabilities	18,013	15,397
Other, net	1,874	(564)

Net cash provided by operating activities	78,665	98,162

INVESTING ACTIVITIES
Capital expenditures for property and equipment (excluding inventory)	(15,718)	(3,003)
Decrease in restricted cash	43,758	43,958
Dispositions, net	20,346	33,169

Net cash provided by investing activities	48,386	74,124

FINANCING ACTIVITIES
Borrowings from securitization transactions	—	22,638
Repayment of debt related to securitization transactions	(143,374)	(130,954)
Debt issuance costs	(30)	(140)
Proceeds from vacation ownership inventory arrangement	5,375	—
Repurchase of common stock	(66,237)	(89,448)
Payment of dividends	(8,085)	—
Proceeds from stock option exercises	92	968
Payment of withholding taxes on vesting of restricted stock units	(9,353)	(5,091)
Other	109	—

Net cash used in financing activities	(221,503)	(202,027)

Effect of changes in exchange rates on cash and cash equivalents	(1,157)	3
DECREASE IN CASH AND CASH EQUIVALENTS	(95,609)	(29,738)
CASH AND CASH EQUIVALENTS, beginning of period	346,515	199,511

CASH AND CASH EQUIVALENTS, end of period	$250,906	$169,773